LEGG MASON GLOBAL TRUST, INC.

                              ARTICLES OF AMENDMENT

         Legg Mason Global Trust, Inc., a Maryland Corporation, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: On November 10, 2000, the Board of Directors of Legg Mason Global Trust, Inc. ("Board"), a Maryland Corporation ("Corporation") organized on December 31, 1992, under authority contained in the Corporation's charter, has:

         (1) increased the aggregate number of shares of capital stock that the Corporation has authority to issue from one billion four hundred fifty million (1,450,000,000) to one billion six hundred fifty million (1,650,000,000) shares;

         (2) created  and  established  a new share  class of Legg Mason  Global
Income Trust to be known as "Legg Mason Global Income Trust, Financial Intermediary Class" and designated one hundred million (100,000,000) shares of capital stock that the Corporation is newly authorized to issue as shares of "Legg Mason Global Income Trust, Financial Intermediary Class"; and

         (3) created and established a new share class of Legg Mason Europe Fund to be known as "Legg Mason Europe Fund, Financial Intermediary Class" and designated one hundred million (100,000,000) shares of capital stock that the Corporation is newly authorized to issue as shares of "Legg Mason Europe Fund, Financial Intermediary Class".

         The par value of shares of capital stock of the Corporation remains one tenth of one cent ($0.001) per share. Immediately before the increase in the aggregate number of authorized shares and the classifications and designations described herein, the aggregate par value of all of the authorized shares was one million four hundred fifty thousand (1,450,000) dollars; as increased, the aggregate par value of all of the shares is one million six hundred fifty thousand (1,650,000) dollars.

         SECOND: Each Primary, Institutional, and Financial Intermediary Class share of Legg Mason Global Income Trust (herein referred to as the "Global Income Trust Series") shall represent investment in the same pool of assets as every other share of the Global Income Trust Series and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as every other share of the Global Income Trust Series, except as provided in the Corporation's Articles of Incorporation and as set forth below:

         (1) The net asset values of Primary, Institutional, and Financial Intermediary Class shares of the Global Income Trust Series shall be calculated separately. In calculating the net asset values,

                  (a) Each class of the Global Income Trust Series shall be charged with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that class, and not with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to any other class;

                  (b) Each class of the Global Income Trust Series shall be charged separately with such other expenses as may be permitted by U.S. Securities and Exchange Commission ("SEC") rule or order and as the Board shall deem appropriate;

                  (c) All other fees and expenses shall be charged to all classes of the Global Income Trust Series, in the proportion that the net asset value of that class bears to the net asset value of the Global Income Trust Series, except as the SEC may otherwise require.

         (2) Dividends and other distributions (if any) shall be paid on Primary, Institutional, and Financial Intermediary Class shares of the Global Income Trust Series at the same time. The amounts of all dividends and other distributions shall be calculated separately for Primary, Institutional, and Financial Intermediary Class shares. In calculating the amount of any dividend or other distribution,

                  (a) Each class of the Global Income Trust Series shall be charged with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that class, and not with transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to any other class;

                  (b) Each class of the Global Income Trust Series shall be charged separately with such other expenses as may be permitted by SEC rule or order and as the Board shall deem appropriate;

                  (c) All other fees and expenses shall be charged to each class of the Global Income Trust Series, in the proportion that the net asset value of that class bears to the net asset value of the Global Income Trust Series, except as the SEC may otherwise require.

         (3) Each class of the Global Income Trust Series shall vote separately on matters pertaining only to that class, as the directors shall from time to time determine. On all other matters, all classes of the Global Income Trust Series shall vote together, and every share of the Global Income Trust Series, regardless of class, shall have an equal vote with every other share of the Global Income Trust Series.

         THIRD: Each Class A, Primary Class, Institutional Class, and Financial Intermediary Class share of Legg Mason Europe Fund (herein referred to as the "Europe Fund Series") shall represent investment in the same pool of assets as every other share of the Europe Fund Series and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as every other share of the Europe Fund Series, except as provided in the Corporation's Articles of Incorporation and as set forth below:

         (1) The net asset values of Class A, Primary Class, Institutional Class, and Financial Intermediary Class shares of the Europe Fund Series shall be calculated separately. In calculating the net asset values,

                  (a) Each class of the Europe Fund Series shall be charged with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that class, and not with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to any other class;

                  (b) Each class of the Europe Fund Series shall be charged separately with such other expenses as may be permitted by SEC rule or order and as the Board shall deem appropriate;

                  (c) All other fees and expenses shall be charged to all classes of the Europe Fund Series, in the proportion that the net asset value of that class bears to the net asset value of the Europe Fund Series, except as the SEC may otherwise require.

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

         (2) Dividends and other distributions (if any) shall be paid on Class A, Primary Class, Institutional Class, and Financial Intermediary Class shares of the Europe Fund Series at the same time. The amounts of all dividends and other distributions shall be calculated separately for Class A, Primary Class, Institutional Class, and Financial Intermediary Class shares. In calculating the amount of any dividend or other distribution,

                  (a) Each class of the Europe Fund Series shall be charged with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that class, and not with transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to any other class;

                  (b) Each class of the Europe Fund Series shall be charged separately with such other expenses as may be permitted by SEC rule or order and as the Board shall deem appropriate;

                  (c) All other fees and expenses shall be charged to each class of the Europe Fund Series, in the proportion that the net asset value of that class bears to the net asset value of the Europe Fund Series, except as the SEC may otherwise require.

         (3) Each class of the Europe Fund Series shall vote separately on matters pertaining only to that class, as the directors shall from time to time determine. On all other matters, all classes of the Europe Fund Series shall vote together, and every share of the Europe Fund Series, regardless of class, shall have an equal vote with every other share of the Europe Fund Series.

         FOURTH: Immediately before filing these Articles of Amendment, the Corporation had authority to issue one billion four hundred fifty million (1,450,000,000) shares of Common Stock, $0.001 par value per share, having an aggregate par value of one million four hundred fifty thousand (1,450,000) dollars. These shares were classified as follows:

Designation                     Number of Shares
-----------                     ----------------

Legg Mason Europe Fund          125,000,000 Class A shares
                                125,000,000 Primary Class Shares
                                125,000,000 Institutional Class Shares

Legg Mason International        125,000,000 Class A shares
Equity Trust                    125,000,000 Primary Class Shares
                                125,000,000 Institutional Class Shares
                                100,000,000 Financial Intermediary Class Shares

Legg Mason Emerging Markets     125,000,000 Primary Class Shares
Trust                           125,000,000 Institutional Class Shares
                                100,000,000 Financial Intermediary Class Shares

Legg Mason Global Income        125,000,000 Primary Class Shares
Trust                           125,000,000 Institutional Class Shares

         FIFTH: Immediately after filing these Articles of Amendment, the Corporation shall have authority to issue one billion six hundred fifty million (1,650,000,000) shares of Common Stock, $0.001 par value per share, having an aggregate par value of one million six hundred fifty thousand (1,650,000) dollars. These shares are classified as follows:

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

Designation                     Number of Shares
-----------                     ----------------

Legg Mason Europe Fund          125,000,000 Class A shares
                                125,000,000 Primary Class Shares
                                125,000,000 Institutional Class Shares
                                100,000,000 Financial Intermediary Class Shares

Legg Mason International        125,000,000 Class A shares
Equity Trust                    125,000,000 Primary Class Shares
                                125,000,000 Institutional Class Shares
                                100,000,000 Financial Intermediary Class Shares

Legg Mason Emerging Markets     125,000,000 Primary Class Shares
Trust                           125,000,000 Institutional Class Shares
                                100,000,000 Financial Intermediary Class Shares

Legg Mason Global Income        125,000,000 Primary Class Shares
Trust                           125,000,000 Institutional Class Shares
                                100,000,000 Financial Intermediary Class Shares

         SIXTH: The foregoing amendments were approved by a majority of the entire Board of Directors of the Corporation and are limited to changes expressly permitted by Sections 2-105(c) and 2-605(a)(2) of the Maryland General Corporate Law to be made without action by the stockholders or matters reserved by the Corporation's charter to the Board of Directors.

         SEVENTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

         EIGHTH: The undersigned Vice President and Secretary of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President and Secretary acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed under seal in its name and on its behalf by its Vice President and Secretary and attested to by its Assistant Secretary on September 24, 2001.

ATTEST:                                LEGG MASON GLOBAL TRUST, INC.



/s/ Kevin Ehrlich                      By: /s/ Marc R. Duffy
-----------------------------              ------------------------------------
Kevin Ehrlich                              Marc R. Duffy
Assistant Secretary                        Vice President and Secretary


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